Exhibit 5.2

北京 上海 深圳 杭州 廣州 昆明 天津 成都 寧波 福州 西安 南京 南寧 濟南 重慶

BEIJING SHANGHAI SHENZHEN HANGZHOU GUANGZHOU KUNMINTG TIANJIN CHENGDU NINGBO FUZHOU XI’ANNANJING NANNINGJINAN CHONGQING

蘇州 長沙太原 武漢 貴陽 烏魯木齊 鄭州 石家莊 香港 巴黎 馬德裡 硅谷 斯德哥尔摩

SUZHOU CHANGSHA TAIYUAN WUHAN GUIYANG URUMQI ZHENGZHOU SHIJIAZHUANG HONG KONG PARIS MADIDRID SILICON VALLEY STOCKHOLM

深圳市深南大道6008號特區報業大廈42、41、31、24楼 郵編：518009

42、41、31、24F, Tequbaoye Building, 6008 Shennan Avenue, Shenzhen, Guangdong Province 518009, China

電話/Tel: (+86)(755) 83515666傳真/Fax: (+86)(755) 83515333

網址/Website:http://www.grandall.com.cn郵箱/Email: grandallsz@grandall.com.cn

16th December, 2021

Fortune Valley Treasures, Inc. (the “Company”)

13th Floor, Building B1, Wisdom Plaza

Qiaoxiang Road, Nanshan District

Shenzhen, Guangdong, China 518000

+86 (755) 8696-1405

Dear Sir or Madam,

We are qualified lawyers of the People’s Republic of China (the “PRC” or “China”, for the purpose of this opinion only, the PRC shall not include the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan) and as such are qualified to issue the opinion on the laws and regulations of the PRC effective as of the date hereof.

We have acted as the PRC counsel of the Company, which common stock is quoted on the OTC Pink Marketplace under the symbol “FVTI.” in connection with the Company’s proposed listing and trading of the common stock on the Nasdaq Capital Market, we have been requested by the Company to furnish an opinion under the laws of the PRC in connection with the matters set forth herein.

A.	Documents and Assumptions

In rendering this opinion, we have examined originals or copies of the due diligence documents provided to us by the Company and the PRC Group Companies (as defined below) and such other documents, corporate records and certificates issued by the governmental authorities in the PRC (collectively the “Documents”). Where certain facts were not independently established by us, we have relied upon certificates or statements issued or made by relevant governmental authorities of the PRC and the appropriate representatives of the Company and the PRC Group Companies.

In rendering this opinion, we have assumed without independent investigation that (the “Assumptions”):

(i)	All signatures, seals and chops are genuine, each signature on behalf of a party thereto is that of a person duly authorized by such party to execute the same, all Documents submitted to us as originals are authentic, and all Documents submitted to us as certified or photostatic copies conform to the originals;

(ii)	Each of the parties to the Documents, other than the PRC Group Companies, (a) if a legal person or other entity, is duly organized and is validly existing in good standing under the laws of its jurisdiction of organization and/or incorporation; or (b) if an individual, has full capacity for civil conduct; each of them, other than the PRC Group Companies, has full power and authority to execute, deliver and perform its obligations under the Documents to which it is a party in accordance with the laws of its jurisdiction of organization or incorporation or the laws that it/she/he is subject to;

(iii)	The Documents that were presented to us remain in full force and effect on the date of this opinion and have not been revoked, amended or supplemented, and no amendments, revisions, supplements, modifications or other changes have been made, and no revocation or termination has occurred, with respect to any of the Documents after they were submitted to us for the purposes of this legal opinion;

(iv)	The laws of jurisdictions other than the PRC which may be applicable to the execution, delivery, performance or enforcement of the Documents are complied with; and

(v)	All requested Documents have been provided to us and all factual statements made to us by the Company and the PRC Group Companies in connection with this legal opinion are true, correct and complete.

B.	Definitions

The following terms as used in this legal opinion are defined as follows:

(i)	“Governmental Agencies” means any competent governmental authorities, courts, arbitration commissions, or regulatory bodies of the PRC.

(ii)	“Government Authorizations” means all approvals, consents, permits, authorizations, filings, registrations, exemptions, waivers, endorsements, annual inspections, qualifications and licenses required by the applicable PRC Laws to be obtained from the competent Governmental Agencies.

(iii)	“Material Adverse Effect” means a material adverse effect on the conditions (financial or otherwise), business, properties or results of operations or prospects of the Company and the PRC Group Companies as a whole.

(iv)	“PRC Subsidiaries” means QianHai Da Xing Hua Shang Investment (Shenzhen) Ltd; Jiujiu (Shenzhen) Industrial Ltd.

(v)	“PRC Group Companies” means each company set forth in Appendix, collectively as the “PRC Group Companies”.

(vi)	“PRC Laws” means all applicable national, provincial and local laws, regulations, rules, notices, orders, decrees and supreme court’s judicial interpretations of the PRC currently in effect and publicly available on the date of this opinion.

C.	Opinions

Based on our review of the Documents and subject to the Assumptions and the Qualifications, we are of the opinion that:

1.	The PRC Subsidiaries and each PRC Group Companies have been duly incorporated and are validly existing with limited liability, with full enterprise legal person status and in good standing under the PRC Laws. All of the ownership interests of The PRC Subsidiaries are free and clear of all liens, charges or any other encumbrances or claims.

2.	To our best knowledge after due inquiries, each of the PRC Group Companies has obtained or is processing all necessary Governmental Authorizations to own, lease, and use its assets and properties and to conduct its business, except where lack of such Governmental Authorizations will not cause Material Adverse Effect, expect as disclosed in the Registration Statement.

3.	All statements set forth in the Registration Statement under the captions “Prospectus Summary”, “Risk Factors”, “Corporate History and Structure”, “Business”, “Regulation”, in each case insofar as such statements describe or summarize PRC legal or regulatory matters, are true and accurate in all material aspects, and did not omit to state any material fact necessary to make the statements, in light of the circumstances under which they were made, not misleading.

Our opinion expressed above is subject to the following qualifications (the “Qualifications”):

(i)	Our opinion is limited to the PRC Laws of general application on the date hereof. We have made no investigation of, and do not express or imply any views on, the laws of any jurisdiction other than the PRC;

(ii)	The PRC Laws referred to herein are laws and regulations publicly available and currently in force on the date hereof and there is no guarantee that any of such laws and regulations, or the interpretation or enforcement thereof, will not be changed, amended or revoked in the future with or without retrospective effect;

(iii)	This opinion is issued based on our understanding of the current PRC Laws. For matters not explicitly provided under the current PRC Laws, the interpretation, implementation and application of the specific requirements under the PRC Laws are subject to the final discretion of competent PRC legislative, administrative and judicial authorities, and there can be no assurance that the Government Agencies will ultimately take a view that is not contrary to our opinion stated above;

(iv)	We may rely, as to matters of fact (but not as to legal conclusions), to the extent we deem proper, on certificates and confirmations of responsible officers of the PRC Group Companies and Governmental Agencies;

(v)	As used in this opinion, the expression “to our best knowledge” or similar language with reference to matters of fact refers to the current actual knowledge of the attorneys of this firm who have worked on matters for the Company. We have not undertaken any independent investigation to determine the existence or absence of any fact, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the Company or the rendering of this opinion;

(vi)	This opinion is intended to be used in the context which is specially referred to herein and each section should be considered as a whole and no part should be extracted and referred to independently.

(vii)	This opinion is delivered solely for the purpose of and in connection with the Registration Statement submitted to the U.S. Securities and Exchange Commission on the date of this opinion and may not be used for any other purpose without our prior written consent.

(viii)	We hereby consent to the use of this opinion in, and the filing hereof as an exhibit to, the Registration Statement, and to the use of our firm’s name under the captions “Prospectus Summary”, “Risk Factors”, “Corporate History and Structure”, “Business”, “Regulation” in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the regulations promulgated thereunder

Appendix

PRC Group Companies:

1. Qianhai DaXingHuaShang Investment (Shenzhen) Co., Ltd:前海大兴华商（深圳）实业有限公司;

2. Jiujiu (Shenzhen) Industry Co., Ltd:酒久（深圳）实业有限公司;

3. Dongguan Xixingdao Technology Co., Ltd:东莞市西行道科技有限公司;

4. Dongguan City FVT Supply Chain Technology Co., Ltd:东莞市法蓝图供应链科技有限公司;

5. Guangdong Fu Gu Supply Chain Group Co., Ltd:广东富股供应链集团有限公司;

6. Dongguan City Fu La Tu Trade Co., Ltd:东莞市富拉图商贸有限公司;

7. Dongguan City Fu Xin Gu Trade Co., Ltd:东莞市富鑫谷商贸有限公司;

8. Dongguan City Fu Lai Food Co., Ltd:东莞市富莱食品有限公司

9. Dongguan City Fu Xin Technology Co., Ltd:东莞市富芯科技有限公司;

10. Dongguan City Fu Xiang Technology Co., Ltd:东莞市富香科技有限公司;

11. Dongguan City Fu Ji Food & Beverage Co., Ltd:东莞市富基食品饮料有限公司;

12. Dongguan City Fu Yi Beverage Co., Ltd:东莞市富怡饮料有限公司;

13. Dongguan City Fu Guan Healthy Industry Technology Co., Ltd:东莞市富贯健康产业科技有限公司;

14. Dongguan City Fu Jing Technology Co., Ltd:东莞市富景科技有限公司;

15. Dongguan City Fu Sheng Drinking Water Co. Ltd:东莞市富升饮用水有限公司;

16. Dongguan City Fu Jia Drinking Water Co., Ltd:东莞市富甲饮用水有限公司;

17. Dongguan City Fu Xi Drinking Water Co., Ltd:东莞市富喜商贸有限公司;

18. Dongguan City Fu Li Trading Co., Ltd:东莞市富利商贸有限公司

19. Shenzhen Fu Jin Trading Technology Co., Ltd:深圳市富金商贸科技有限公司.

Execution Page

This Legal Opinion Letter is issued by Grandall Law Firm (Shenzhen) on 16th December, 2021.

Yours faithfully

Grandall Law Firm (Shenzhen)